Exhibit 99.1

Mannatech Inc. Announces Another Record-Breaking Year of Annual Sales & Profit

Coppell, TX – March 9, 2005 – Mannatech, Incorporated (NASDAQ: MTEX) today announced the achievement of new annual sales and profit records for 2004. Consolidated net sales reached a new high of $294.5 million, an increase of $103.5 million, or 54.2%, as compared to 2003. Mannatech’s net income of $19.6 million more than doubled as compared to the prior year with an increase of $10.8 million, or 122.4%, and earnings per share of $0.71 (diluted) increased 108.8% as compared to 2003. Annual historical sales by market are shown in the table below.

	2002		2003		2004
United States	$105.0	74.5%	$127.8	67.0%	$192.5	65.4%
Canada	$16.4	11.6%	$16.7	8.7%	$22.2	7.5%
Australia	$6.6	4.7%	$15.6	8.2%	$30.6	10.4%
United Kingdom	$1.6	1.1%	$5.0	2.6%	$10.5	3.6%
Japan	$9.0	6.4%	$18.6	9.7%	$24.5	8.3%
New Zealand	$2.3	1.7%	$7.3	3.8%	$12.9	4.4%
South Korea	$—	—%	$—	—%	$1.3	0.4%

Total	$140.9	100.0%	$191.0	100.0%	$294.5	100.0%

Fourth quarter results also included a new consolidated net sales record of $84.2 million for Mannatech, which was an increase of $29.9 million, or 55.1%, as compared to the same period in 2003. Fourth quarter net income was $4.0 million, or $0.15 earnings per share (diluted), which was an increase of 21.9 % over the fourth quarter of 2003. Net income for the fourth quarter included one-time non-cash charge, totaling $3.0 million, or $0.07 per diluted share, net of tax, related to Mr. Caster’s sale of 180,000 shares of his common stock to a former employee, Dr. H. Reginald McDaniel. The sale was for a price that was below the fair market value of Mannatech’s stock on the date of the sale. Quarterly sales volumes by market are shown in the table below.

	First Quarter		Second Quarter		Third Quarter		Fourth Quarter
United States	$36.8	63.0%	$49.5	66.6%	$51.3	66.1%	$54.8	65.2%
Canada	$4.7	8.0%	$5.8	7.8%	$5.6	7.2%	$6.1	7.2%
Australia	$6.5	11.1%	$7.4	10.0%	$8.0	10.3%	$8.8	10.4%
United Kingdom	$2.8	4.8%	$2.6	3.5%	$2.6	3.3%	$2.5	3.0%
Japan	$5.0	8.6%	$5.9	7.9%	$6.5	8.4%	$7.1	8.4%
New Zealand	$2.6	4.5%	$3.1	4.2%	$3.4	4.4%	$3.8	4.5%
South Korea	$—	—%	$—	—%	$0.2	0.3%	$1.1	1.3%

Total	$58.4	100.0%	$74.3	100.0%	$77.6	100.0%	$84.2	100.0%

Mr. Caster commented on the new all time high record sales volumes for the periods, stating “We are extremely pleased with the financial gains and continued strength shown throughout 2004, and also are delighted with the impressive sales momentum generated by our 369,000 current independent Associates and members around the world. Our groundbreaking glyconutritional technology continues to bring hope, health, and opportunity to people in record numbers and we believe that we are just scratching the surface of the potential of Mannatech.”

The number of current Mannatech independent Associates and members is as follows:

	For the year ended December 31,
	2002		2003		2004
New	91,000	45.6%	134,000	50.8%	178,000	48.2%
Continuing	109,000	54.4%	130,000	49.2%	191,000	51.8%

Total	200,000	100.0%	264,000	100.0%	369,000	100.0%

About Mannatech, Incorporated

Mannatech, based in Coppell, Texas, is a wellness solution provider that sells its products through a global network-marketing system throughout the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, and South Korea. For additional information about Mannatech, please visit its corporate website: www.mannatech.com.

Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “believes,” and “plans” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the SEC and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the SEC, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact:

Stephen Fenstermacher

972-471-6512

IR@mannatech.com

MANNATECH, INCORPORATED

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share information)

	December 31,
	2003	2004
ASSETS
Cash and cash equivalents	$28,291	$44,198
Restricted cash	2,140	393
Income tax receivable	—	4,161
Accounts receivable	134	392
Current portion of notes receivable from affiliates	55	144
Inventories	7,861	13,157
Prepaid expenses and other current assets	2,084	3,188
Deferred tax assets	2,363	1,850

Total current assets	42,928	67,483
Property and equipment, net	5,514	10,013
Long-term investments	9,994	17,073
Notes receivable from affiliates, excluding current portion	150	—
Deferred tax assets	631	1,003
Other assets	806	2,774

Total assets	$60,023	$98,346

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases	$16	$8
Accounts payable	2,687	2,227
Accrued expenses	19,940	35,037
Deferred revenue	3,142	2,256
Current portion of accrued severance related to former executives	953	375

Total current liabilities	26,738	39,903
Capital leases, excluding current portion	32	26
Accrued severance related to former executives, excluding current portion	359	—
Long-term liabilities	—	530
Long-term royalties due to an affiliate	106	1,658
Deferred tax liabilities	—	4

Total liabilities	27,235	42,121

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 26,227,171 shares issued and 26,183,422 outstanding in 2003 and 27,115,440 shares issued and 27,041,125 outstanding in 2004	3	3
Additional paid-in capital	24,175	34,917
Retained earnings	9,271	21,672
Accumulated other comprehensive loss	(422)	195

	33,027	56,787
Less treasury stock, at cost, 43,749 shares in 2003 and 74,315 shares in 2004	(239)	(562)

Total shareholders’ equity	32,788	56,225

Total liabilities and shareholders’ equity	$60,023	$98,346

MANNATECH, INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share information)

	Three months ended December 31,		Twelve months ended December 31,
	2003	2004	2003	2004
Net sales	$54,292	$84,226	$191,019	$294,508
Cost of sales	8,602	12,976	30,884	44,847
Commissions and incentives	22,665	37,524	79,577	132,231

	31,267	50,500	110,461	177,078

Gross profit	23,025	33,726	80,558	117,430
Operating expenses:
Selling and administrative expenses	10,765	13,896	39,993	50,006
Other operating costs	7,973	12,925	26,956	37,840
Severance expense	176	—	2,017	—
Non-cash charge related to affiliate stock sale	—	3,047	—	3,047

Total operating expenses	18,914	29,868	68,966	90,893

Income from operations	4,111	3,858	11,592	26,537

Interest income	134	306	348	735
Interest expense	(23)	(1)	(44)	(17)
Other income (expense), net	610	781	842	(257)

Income before income taxes	4,832	4,944	12,738	26,998

Income taxes	(1,513)	(899)	(3,948)	(7,446)

Net income	$3,319	$4,045	$8,790	$19,552

Earnings per common share:
Basic	$0.13	$0.15	$0.34	$0.74

Diluted	$0.12	$0.15	$0.34	$0.71

Weighted-average common shares outstanding:
Basic	25,996	26,768	25,494	26,436

Diluted	26,695	27,741	26,175	27,491

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